Beijing Telestone Technologies Co., Ltd.

and

Beijing Telestone Wireless Telecommunication Company Limited

and

The Shareholders of Beijing Telestone Wireless Telecommunication Company Limited

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EXCLUSIVE PURCHASE OPTION AGREEMENT

Dated Nov 22, 2010

Exclusive Purchase Option Agreement

THIS EXCLUSIVE PURCHASE OPTION AGREEMENT (hereinafter referred to as "this Agreement") is executed by and among the following Parties on Nov 22, 2010 in Beijing, China:

(1) **Beijing Telestone Technologies Co., Ltd. (hereinafter referred to as "Party A")**

Legal Representative: Han Daqing

Registered Address: Room 102U, No.3 Xijing Road, Badachu High Technology Park, Shi Jingshan District, Beijing China

(2) **Beijing Telestone Wireless Telecommunication Company Limited (hereinafter referred to as "Party B")**

Legal Representative: Pan Guobin

Registered Address: Room 102T, No.3 Xijing Road, Badachu High Technology Park, Shi Jingshan District, Beijing China

(3) **All shareholders of Beijing Telestone Wireless Telecommunication Company Limited (hereinafter respectively referred to as the "Shareholder", and collectively, the "Shareholders")**

Name of the Shareholders	Shareholding Ratio	ID Card No.	Contact Address
Zhang Yongjun	30%	110105196908271856	Room 302, Unit 3, Building 3 North Toutiao, Tuanjiehu, Chaoyang District, Beijing China

Pan Guobin	40%	120103631004451	Room 105, Building 68, Huidui Jingzhili, Hexi District, Tianjin China
Wang Jianjun	30%	652322197105210012	Room 04, Floor 20, Building 6, No.54 East Third Ring South Road, Chaoyang District, Beijing China

In this Agreement, each of Party A, Party B and the Shareholders shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

Whereas:

(1) Party A, as a wholly foreign-owned enterprise, is duly organized and validly existing under the PRC (refers to the People's Republic of China, solely for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province) Laws, which has necessary resources on technique and consultancy services;

(2) Party B is a domestic company duly organized and validly existing under the laws of China, and its business includes telecommunication information network construction under the permission of relevant Chinese authorities;

(3) The Shareholders hold 100% of the equity interest in Party B, and agree to grant to Party A an exclusive option to purchase such equity interest in accordance with the terms of this Agreement.

NOW THEREFORE, through friendly negotiations, the Parties have mutually agreed to execute this Agreement with respect to the exclusive purchase option upon the following terms:

Article 1 The Grant and Exercise of Purchase Option

1.1 Each Shareholder hereby irrevocably grants to Party A or its designated third party an exclusive purchase right to purchase at any time the equity interests in Party B then held by the Shareholder in part or in whole to the extent permitted by the PRC laws. And Party B also agrees to such grant. Apart from Party A or its designated third party, no other person shall be entitled to purchase such equity interests. In the event that Party A intends to purchase such equity interests, the Shareholders shall transfer their respective equity interests in Party B to Party A.

1.2 Party B hereby irrevocably grants to Party A or its designated third party an exclusive purchase right to purchase at any time the assets in part or in whole to the extent permitted by the PRC laws. And the Shareholders also agree to such grant.

1.3 For the purpose of this Agreement, a "third party" may be a natural person, company, partnership, enterprise, trust agency or other non-corporate entity.

1.4 To the extent permitted by the PRC laws, Party A shall determine at any time and at its sole and absolute discretion to exercise the following exclusive option rights to (i) purchase the equity interests as provided in Section 1.1 by giving a written notice to the applicable Shareholder(s) specifying the portion of equity to be purchased (hereinafter referred to as "**Equity Transfer**") or (ii) purchase all or substantial assets of Party B as provided in Section 1.2 (hereinafter referred to as "**Assets Transfer**") by giving a written notice to Party B (such notices hereinafter referred to as the "**Exercise Notice**").

1.5 Within thirty (30) days after receipt of the Exercise Notice, the Shareholder(s) receiving the Exercise Notice or Party B shall execute the equity transfer agreement or the asset transfer agreement and other necessary documents (hereinafter collectively referred to as the "**Transfer Documents**") that may bring the Equity Transfer or the Assets Transfer into effect with Party A or its designated third party, and shall unconditionally give Party A assistances in obtaining the approvals on the Equity Transfer or the Assets Transfer and in

going through the formalities with registration or record.

1.6 Unless otherwise required under the PRC laws, the transaction price for the Equity Transfer or the Assets Transfer hereunder, as applicable, shall be the lowest price permitted under the PRC.

1.7 In the event the Equity Transfer occurs, the Shareholders shall pay to Party A all after-tax consideration for Equity Transfer (hereinafter collectively referred to as the "Consideration of Equity Transfer") as a repayment to the loan in accordance with the Loan Agreement entered into by and among Party A and the Shareholders dated on Nov 22, 2010 (hereinafter collectively referred to as the "Loan Agreement");

In the event of any Asset Transfer occurs, the Shareholders shall procure Party B to distribute to the Shareholders the profits accrued from all of the consideration for the Asset Transfer to the largest extent permitted by the PRC laws by adopting a profit distribution proposal and shall pay to Party A such all after-tax profits (hereinafter referred to as the "Consideration for Asset Transfer") as a repayment to the loan.

If the Consideration for Equity Transfer or Consideration for Asset Transfer is higher than the total principal under the Loan Agreement subject to the requirements of then applicable PRC laws or for any other reason, the balance shall be deemed as a loan interest or capital utilizing fees of such principal to the largest extent permitted by the PRC laws, and shall be paid to Party A by the Shareholders together with the total principal.

Article 2 Representations and Warranties of the Parties

2.1 Each Party makes the following representations and warranties to the other Parties that (i) it has relevant power, rights and authorizations for the execution hereof, and performance of its obligations hereunder; and (ii) the execution and performance of this Agreement shall not be in violation of or in

conflict with any of the terms and conditions of other agreements signed by and among the Parties.

2.2 The Shareholders make the following representations and warranties to the Party A that (i) they are the legal shareholders of Party B, and have fulfilled their obligations of capital contribution in Party B pursuant to the PRC laws; (ii) except for the Equity Pledge Agreement referred to in Article 4 under this Agreement, the equity interest held by them shall not be subject to any pledge, guaranty or other forms of encumbrances; and (iii) they do not or will not transfer the equity interest to any third party or make any agreement with respect to the transfer of the equity interest.

2.3 Party B makes the following representations and warranties to Party A that (i) it is a limited liability company duly organized and validly existing under the PRC laws; and (ii) its business operations are in compliance with applicable PRC laws in all respects.

Article 3 Obligations of Party B and the Shareholders

3.1 Before Party A has purchased all the equity interest in or assets of Party B by exercising the purchase option provided hereunder,

(1) without Party A's prior written consent, Party B shall not supplement or amend the articles of association or important rules of Party B and its subsidiaries wholly-owned or controlled by Party B in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of the aforesaid entities in any manner;

(2) Party B shall prudently and effectively maintain its business operations in accordance with the optimality principles in finance and operation management so as to maintain or increase the value of its assets;

(3) unless as required necessary for the business operation of Party B or upon Party A's prior written consent, it shall not transfer, mortgage or otherwise dispose of its lawful assets or incomes, nor shall it place any encumbrance on its assets or incomes or in other ways that would affect

Party A's security interests;

(4) Party B shall not bear or succeed to any debts or liabilities unless as required necessary for its business operation or upon Party A's prior written consent;

(5) without Party A's prior written consent, Party B shall not enter into any material contract (exceeding RMB500,000 in value);

(6) without Party A's prior written consent, Party B shall not provide any loans or guaranty to any third party;

(7) at Party A's request, Party B shall provide Party A with all information regarding its business operation and financial condition;

(8) Party B shall purchase insurance from insurance companies in such amounts and of such kinds as are customary among companies doing similar business and having similar assets;

(9) without Party A's prior written consent, Party B shall not acquire or consolidate with any third party, nor shall it invest in any third party;

(10) Party B shall promptly notify Party A of any pending or threatened lawsuit, arbitration or administrative dispute which involve its assets, business or incomes, and take positive measures against aforesaid lawsuit, arbitration or administrative dispute;

(11) without Party A's prior written consent, Party B shall not distribute any dividends to the Shareholders in any manner, and at Party A's request, it shall promptly distribute all distributable dividends to the Shareholders;

(12) without Party A's prior written consent, Party B shall not take any action that would materially negatively affect its assets, businesses or liabilities;

(13) at Party A's request, Party B shall promptly and unconditionally transfer its assets to Party A or its designated third party as permitted by the PRC laws;

(14) Party B shall strictly comply with the provisions of this Agreement, and effectively perform its obligations hereunder, and shall be prohibited from taking any action which may affect the validity or enforceability of

this Agreement.

3.2 Before Party A has purchased all the equity or assets of Party B by exercising the purchase option provided hereunder,

(1) except as provided by the Equity Pledge Agreement, without Party A's prior written consent, the Shareholders shall not transfer, sell or otherwise dispose of its equity interest in or incomes from Party B, nor shall they place any encumbrance on the equity interest in or incomes in the form of pledge or in other ways that would affect Party A's interests under the Equity Pledge Agreement and this Agreement;

(2) without Party A's prior written consent, the Shareholders shall not supplement or amend the articles of association of Party B in any manner, nor shall they increase or decrease the registered capital or change the shareholding structure of Party B in any manner;

(3) without Party A's prior written consent, the Shareholders shall not procure the Shareholders' General Meeting of Party B to approve for the resolutions on the dissolution, liquidation and change of legal form of Party B and its subsidiaries wholly owned or controlled by Party B;

(4) without Party A's prior written consent, the Shareholders shall not procure the Shareholders' General Meeting of Party B to approve for any profit distribution proposal, nor shall they accept such distributed dividend; at Party A's request, the Shareholders shall promptly approve for profit distribution proposal and accept such distributed dividend;

(5) at Party A's request, the Shareholders shall provide Party A with all information regarding the business operation and financial condition of Party B;

(6) without Party A's prior written consent, the Shareholders shall not bear or succeed to any material debts which may adversely affect their equity interests in Party B;

(7) the Shareholders shall appoint, and appoint only, the candidates

nominated by Party A to the board of directors of Party B, and shall not replace such candidates without Party A's prior written consent;

(8) without Party A's prior written consent, the Shareholders shall not procure the Board of Directors of Party B to approve any acquisition of, any consolidation with, or any investment in any third party;

(9) the Shareholders shall promptly notify Party A of any pending or threatened lawsuit, arbitration or administrative dispute which involve the assets, business or incomes of Party B, and shall take positive measures against aforesaid lawsuits, arbitrations or administrative dispute;

(10) without Party A's prior written consent, the Shareholders shall not take any actions that may adversely affect the assets, business operation, debts and liabilities of Party B;

(11) to the extent permitted by the PRC laws, and at any time upon Party A's request, the Shareholders shall promptly and unconditionally transfer their equity interests of Party B to the Party A or its designated third party, and procure the other shareholders waive their rights of first refusal with respect to such transfer;

(12) the Shareholders shall procure the directors of Party B to approve for the resolution in respect of the Equity Transfer or Assets Transfer under this Agreement;

(13) the Shareholders shall make every effort to procure Party B to perform the obligations of Section 3.1 hereunder;

(14) the Shareholders shall strictly comply with the provisions of this Agreement, and effectively perform their obligations hereunder, and shall be prohibited from taking any action which may affect the validity or enforceability of this Agreement.

3.3 The Shareholders shall, to the extent permitted by the PRC laws, assure the business term of Party B (including subsequent change of business term) no shorter than that of Party A (including subsequent change of business term).

Article 4 Guaranty of the Agreement

4.1 To secure the performance of the obligations under this Agreement by Party B and the Shareholders, the Shareholders agree to pledge all of the equity interest by the Shareholders in Party B to Party A, and the Parties agree to further execute the Equity Pledge Agreement.

Article 5 Tax and Expense

5.1 The taxes and expenses arising from the Equity Transfer or Assets Transfer or other fees arising in the course of the transactions hereof shall be borne respectively by the Parties in accordance with the PRC laws. In the event that the consideration of Equity Transfer is lower than, or equal to the total principal under the Loan Agreement, Party A shall pay the taxes and expenses which shall be paid by Party B arising from Equity Transfer and related registration procedures.

Article 6 Assignment

6.1 The Shareholders and Party B shall not transfer to any third party part or all of the rights and obligations under this Agreement without Party A's prior written consent.

6.2 The Shareholders and Party B agree that Party A is entitled to transfer to any third party part or all of the rights and obligations under this Agreement at its discretion and by giving six (6) days' prior written notice to the Shareholders and Party B.

Article 7 Event of Default

7.1 Any violation of the representations or warranties hereof, failure to duly and completely perform the obligations, false statements or omission of any material fact by any Party shall constitute an event of default. The defaulting Party shall bear the liabilities for breach pursuant to the PRC laws.

7.2 If Party B or the Shareholders are in breach of this Agreement, and fail to rectify within sixty (60) days after receipt of Party A's written notice, Party A shall be entitled to excise the Right of Pledge under the Equity Pledge Agreement.

Article 8 Effectiveness, Modification and Cancellation

8.1 This Agreement shall take effect on the date of execution hereof by the Parties.

8.2 The modification of this Agreement shall come into effect after mutually negotiated and signed by the Parties. If the Parties could not reach an agreement, this Agreement remains effective.

8.3 This Agreement shall be terminated upon agreement by all Parties by signing an agreement in writing. And Party A shall be entitled to terminate this Agreement by giving thirty (30) days' prior notice to the other Parties.

Article 9 Confidentiality

9.1 Any information, documents, data and all other materials arising out of the negotiation, signing, and performance of this Agreement, or relating to the terms of this Agreement or of other Parties that become available to the Party during the performance of this Agreement (hereinafter referred to as "Confidential Information") shall be kept in strict confidence by the Parties. Without written approval by the other Parties, any Party shall not disclose to any third party any Confidential Information, but the following circumstances shall be excluded:

(1) such information that is in the public domain (which do not include the information disclosed by the receiving party);

(2) such information required to be disclosed subject to the applicable laws or the rules or regulations of any stock exchange; or

(3) such information disclosed by each Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal

counsel or financial advisor are also bound by confidentiality duties same to the duties in this section. Disclosure of any Confidential Information by the staff members or agency hired by any Party shall be deemed disclosure of such Confidential Information by such Party, which Party shall be held liable for breach of this Agreement.

Article 10 Force Majeure

10.1 "Force Majeure" shall mean any event which is unforeseeable, unavoidable notwithstanding the reasonable care of the Party affected and beyond the reasonable control of such Party, and shall include but not limited to such nature disasters as earthquake, flood or fire, and such social emergences as government acts, strikes or riots.

10.2 In the event of Force Majeure, the Party affected by Force Majeure shall promptly notify the other Parties advising of such event in a most convenient way and provide the other Parties detailed written report and notarized documents issued by the local notary office where such event arises within fifteen (15) days after occurrence of such event, and shall take utmost reasonable practicable measures to remove the negative effects of such event and minimize losses of the other Parties accrued from such event. Any Party affected by Force Majeure shall be excused from its liabilities for breaching this Agreement. The Parties agree to resume performance under this Agreement whenever such event disappears.

Article 11 Applicable Law and Dispute Resolution

11.1 Such matters as effectiveness, interpretation, performance and the resolution of dispute of this Agreement. shall be governed by the PRC laws.

11.2 Any dispute arising out of or relating to any provision of this Agreement shall be resolved amicably through negotiation by the Parties. If the Parties have not reached an agreement within thirty (30) days after such dispute arises, either Party may submit such dispute to Beijing Arbitration Commission for

arbitration in accordance with its then effective rules. The arbitration award shall be final and binding on the Parties.

11.3 During the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to perform their respective obligations under this Agreement.

Article 12 Miscellaneous

12.1 The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

12.2 The successors to the Parties and the transferees acceptable in accordance with this Agreement shall be subject to this Agreement and shall enjoy the rights and assume the obligations hereunder.

12.3 In the event that any terms and provisions of this Agreement are void or unenforceable for any reasons, the remaining terms and provisions of this Agreement shall remain in effect.

12.4 Any notice under this Agreement shall be delivered to the address and number of such Party set forth below by personal delivery, facsimile transmission or registered airmail, or the changed address and number informed in writing by the other Party. It shall be deemed given when (i) the 5th day if being sent by registered airmail; (ii) the day after the day of dispatch if delivering personally or by facsimile. If delivering by facsimile, it is required to email the original to the other Parties by registered airmail or by personal delivery.

Party A

Contact Person: Han Daqing

Address: 10F, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing China

Post code: 100040

Tel: 8610-68608335 Fax: 8610-68608332

Party B

Contact person: Pan Guobin

Address: 10F, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing China

Post code: 100040

Tel: 8610-68608335 Fax: 8610-68608332

The Representative designated by the Shareholders: Wang Jianjun

Address: 10F, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing China

Post code: 100040

Tel: 8610-68608335 Fax: 8610-68608332

12.5 This Agreement is written in both Chinese and English language in five counterparts, Party A having one counterpart, Party B having one counterpart and the Shareholders having three counterparts, each of which will be deemed an original, which together will constitute one and the same instrument; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

[*Signature page follows*]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered as of the date first above written.

Party A: Beijing Telestone Technologies Co., Ltd.

Legal Representative(or Authorized Representative): Han Daqing

Signature and Company Seal:______________________________

Party B: Beijing Telestone Wireless Telecommunication Company Limited

Legal Representative(or Authorized Representative): Pan Guobin

Signature and Company Seal:______________________________

Party C: All shareholders of Beijing Telestone Wireless Telecommunication Company Limited

Signature:______________________________

Zhang Yongjun

Signature:______________________________

Pan Guobin

Signature: ______________________________

Wang Jianjun